EXHIBIT 10.51

                   First Amendment to Lease Agreement between
                 LLB C-Hotel, L.L.C. and LLB Tenant Corporation
                  relating to the Courtyard - Little Lake Bryan




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                       FIRST AMENDMENT TO LEASE AGREEMENT


         THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made as of the 17th day of November, 2000, by and between LLB C-HOTEL, L.L.C., a Delaware limited liability company ("Landlord"), and LLB TENANT CORPORATION, a Delaware corporation ("Tenant").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of October 12, 2000 (the "Original Lease"), for the leasing of that certain Courtyard by Marriott hotel property located in Little Lake Bryan, Orlando, Florida, and more particularly described in the Original Lease; and

         WHEREAS, Landlord and Tenant desire to amend certain terms and conditions of the Original Lease.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Recitals. The foregoing recitals are correct and complete and are hereby incorporated into this First Amendment by this reference.

         2. Defined Terms. Capitalized terms used in this First Amendment and not defined elsewhere herein shall have the meanings set forth in the Original Lease.

         3. Amendments to Original Agreement. From and after the date hereof the Original Lease shall be amended as follows:

         (a) Section 3.5 of the Original Lease shall be deleted in its entirety and, in lieu thereof, the following shall be inserted:

                  "3.5     Security for Tenant's Performance.

                           (a) On the Transfer Date, Tenant shall deposit with Landlord the sum of One Million One Hundred Three Thousand Six Hundred Ninety-five and 38/100 Dollars ($1,103,695.38) (the "Security Deposit"). All interest earned on the Security Deposit shall accrue for the benefit of Landlord and shall be paid to Landlord. Landlord shall not be required to maintain the Security Deposit separate from its general accounts and may commingle the Security Deposit with the general accounts of CHLP.

                           (b) Tenant acknowledges that the security deposits with respect to the Collective Leased Properties (collectively, the "Collective Security Deposit") constitute security for the faithful observance and performance by Tenant of all the terms, covenants and conditions of this Agreement and the Other Leases by Tenant and any Affiliated Person of Tenant that is a tenant under the Other Leases to be observed and performed. If any Event of Default shall occur and be continuing under this Agreement, Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply, first, the amount of the Security Deposit and, second, the amount of such Collective Security Deposit as may be necessary to compensate Landlord toward the payment of the Rent or other sums due Landlord under this Agreement as a result of such breach by Tenant. Additionally, Landlord may, if any Event of Default shall occur and be continuing under the Other Leases, appropriate and apply the Security Deposit after first applying the security deposit under the Other Lease that is in default. It is understood and agreed that neither the Security Deposit nor the Collective Security Deposit is to be considered as prepaid rent, nor shall damages be limited to the amount of the Collective Security Deposit.

                           (c) Notwithstanding anything to the contrary contained herein, if an Entity wholly-owned and controlled by CHLP, or another Entity selected by CHLP which is an Approved Substitute (as defined in the Owner Agreement) (together, a "Qualified Entity"), has not become the tenant of the Leased Property, as provided in that certain Letter Agreement dated October 30, 2000 by and between CHLP and Marriott, either by assuming this Agreement or entering into a new lease for the Leased Property in replacement of this Agreement, and entered into a management agreement for the operation of the Leased Property with Marriott or a Subsidiary or Affiliated Person as to Marriott ("Marriott-Manager"), on or before December 31, 2001, the then unapplied balance of the Security Deposit shall immediately be paid by Landlord by wire transfer to Tenant. If a Qualified Entity has become the tenant of the Leased Property and entered into a management agreement with a Marriott Manager as aforesaid on or before December 31, 2001, then the Security Deposit shall be delivered by Landlord to CHLP and Landlord shall cause CHLP to simultaneously enter into its written undertaking to pay the same to the Marriott Manager immediately upon the termination of the management agreement (less any amount that the Marriott Manager may be liable for as a result of its default under the management agreement). Tenant shall not look to any Hotel Mortgagee for the return of the Security Deposit except to the extent the Security Deposit is actually paid and delivered to such Hotel Mortgagee."

         (b) Section 9.3 of the Original Lease (captioned "General Provisions") shall be deleted in its entirety and, in lieu thereof, the following shall be inserted:

                  "9.3 General Provisions. The individual Hotel's allocated chargeback/deductible for general liability insurance and worker's compensation insurance shall not exceed $100,000 unless such greater amount is agreeable to both Landlord and Tenant. The individual Hotel's property insurance deductible shall not exceed $250,000 unless such greater amount is agreeable to both Landlord and Tenant, or if a higher deductible for high hazard risks (i.e., wind or flood) is mandated by the insurance carrier. Excluding earthquake insurance and worker's compensation insurance, all insurance policies pursuant to this Article 9 shall be issued by insurance carriers having a general policy holder's rating of no less than A-/VII in Best's latest rating guide and all excess insurance policies above Twenty-Five Million Dollars ($25,000,000) shall be issued by insurance carriers having a rating of not less than B+/VII, and shall contain clauses or endorsements to the effect that (a) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder, and (b) the coverages provided thereby will be primary and any insurance carried by any additional insured shall be excess and non-contributory to the extent of the indemnification obligation pursuant to Section 9.5 below. All such policies described in Sections 9.1(a) through (e) shall name Landlord, CNL Hospitality Properties, Inc., and any Hotel Mortgagee as additional insureds, loss payees, or mortgagees, as their interests may appear and to the extent of their indemnity. All property loss adjustments shall be payable as provided in Article 10. Tenant shall deliver certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), which certificates shall state the nature and level of coverage reported thereby, as well as the amount of the applicable deductible. Upon Landlord's request, original copies of said policies shall be made available for Landlord's review at Tenant's corporate headquarters during normal business hours. All such policies shall provide Landlord (and any Hotel Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy. In the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such certificates to Landlord or any Hotel Mortgagee at the times required, Landlord shall have the right, but not the obligation, subject to the provisions of Section 12.5, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid."

         (c) Section 9.5 of the Original Lease shall be deleted in its entirety and, in lieu thereof, the following shall be inserted:

                  "9.5 Indemnification of Landlord. Except as expressly provided herein, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property of third parties arising from an occurrence or incident which took place during the Term on or about the Leased Property or adjoining sidewalks or rights of way under Tenant's control, and (b) any use, misuse, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Leased Property or Tenant's Personal Property during the Term or any litigation, proceeding or claim by governmental entities to which Landlord is made a party or participant relating to such use, misuse, condition, management, maintenance, or repair thereof to which Landlord is made a party; provided, however, that Tenant's obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense arising from any gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees. Tenant, at its expense, shall defend any such claim, action or proceeding asserted or instituted against Landlord covered under this indemnity (and shall not be responsible for any duplicative attorneys' fees incurred by Landlord) or may compromise or otherwise dispose of the same. Notwithstanding the foregoing, indemnification with respect to Hazardous Substances is governed by Section 4.3. The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement for a period of three (3) years."

         (d) Section 15.2(a) of the Original Lease shall be deleted in its entirety and, in lieu thereof, the following shall be inserted:

                  "(a) Landlord shall transfer its rights hereunder to the Security Deposit to the successor landlord and the Security Deposit with respect to the Leased Property shall continue to be held on the terms and conditions set forth in Section 3.5;"

         (e) Section 22.10 of the Original Lease shall be deleted in its entirety and, in lieu thereof, the following shall be inserted:

                  "22.10    Notices.

                    (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                    (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                    (c)    All such notices shall be addressed,

                  if to Landlord to:

                              LLB C-Hotel, L.L.C.
                              c/o CNL Hospitality Partners, L.P.
                              400 East South Street, Suite 500
                              Orlando, Florida 32801
                              Attn:  Mr. Charles A. Muller

                  with a copy to:

                           Lowndes Drosdick Doster Kantor and Reed, P.A. 215 North Eola Drive
                           P.O. Box 2809
                           Orlando, Florida  32809
                           Attn:  Richard Fildes, Esq.

                  if to Tenant to:

                             c/o Marriott International, Inc.
                             10400 Fernwood Road, Dept. 52-924.11
                             Bethesda, Maryland  20817
                             Attn:  Treasurer

                  and
                             c/o Marriott International, Inc.
                             10400 Fernwood Road, Dept. 52-911.10
                             Bethesda, Maryland  20817
                             Attn: Lodging Sr. V.P. Finance

                  with a copy to:

                             Marriott International, Inc.
                             10400 Fernwood Road, Dept. 52-923.00
                             Bethesda, Maryland  20817
                             Attn:  Lodging Operations Attorney

                    (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America."

         (f)  Immediately   following   Section  22.17  of  the  Original  Lease
(captioned "Competing Facilities"), the following new section to the Original Lease shall be inserted:

                  "22.18 Tenant's Obligations under REA. Landlord is a party to that certain Reciprocal Easement Agreement ("REA") dated November ___, 2000, by and between Landlord, CNL APF Partners, L.P., LLB F-Inn and L.L.C., LLB F-Suites. Tenant hereby acknowledges that, during the Term and subject and pursuant to the terms of this Agreement, Tenant shall be responsible for the maintenance and repair obligations of Landlord, as the Lot 3 Owner (as defined in the REA), under the REA."

         (g) Landlord and Tenant have agreed to increase the Minimum Rent payable by Tenant to Landlord under the Original Lease. Therefore, in Exhibit A of the Original Lease (captioned "Minimum Rent") the words "Two Hundred Seventy-nine Thousand Three Hundred Eighty and 76/100 Dollars ($279,380.76)" are hereby deleted and, in lieu thereof, the words "Two Hundred Eighty-nine Thousand Seven Hundred Twenty and 04/100 Dollars ($289,720.04)" are hereby inserted.

         4. Transfer of Liquor License. As of the date of this First Amendment, both Landlord and Tenant are the named holders/permittees under State of Florida Temporary Liquor License No. BEV5808146, dated October 17, 2000 (the "Liquor License"). Landlord has elected to not be included as a permittee on and under the Liquor License, and therefore Tenant shall be obligated to file and pursue with the State of Florida Department of Business and Professional Regulation the transfer of the Liquor License sufficient to terminate and exclude Landlord as a named permittee. Tenant shall be obligated to pursue and accomplish the foregoing as soon as possible, using commercially reasonable diligence. In addition to the foregoing, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees) to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the inclusion of the Landlord as a permittee or holder under the Liquor License; provided, however, that Tenant's obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense arising from any gross negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees.

         5. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6. Governing Law. This First Amendment shall be interpreted, construed, applied and enforced in accordance with Section 22.13 of the Original Lease.

         7. Section and Other Headings. The headings contained in this First Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this First Amendment.

         8. Entire Agreement. The Original Lease, as amended by this First Amendment, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, not contained in the Original Lease, as amended by this First Amendment shall be of any force or effect. This First Amendment may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by the parties hereto. Except as modified by this First Amendment, the terms and provisions of the Original Lease, which are incorporated herein by this reference, are hereby reaffirmed and shall be binding upon the parties hereto.


                  [SIGNATURES APPEAR ON THE FOLLOWING PAGE]



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         IN WITNESS WHEREOF,  the parties have caused this First Amendment to be executed as a sealed instrument as of the date first above written.


                             LANDLORD:

                             LLB C-HOTEL, L.L.C.

                             By:      CNL LLB C-Hotel Management Corp.,
                                      a Delaware corporation
                                      its managing member

                                      By:      /s/ Charles A. Muller
                                               ---------------------------------
                                               Charles A. Muller
                                               Executive Vice President


                             TENANT:

                             LLB TENANT CORPORATION,
                             a Delaware corporation

                             By:      /s/ Timothy J. Grisius
                                      -----------------------------------
                                      Name: Timothy J. Grisius
                                      Title: Vice President